As filed with the  Securities  and  Exchange  Commission  on  January 7, 2005
                                                     Registration No.333-112755_
==============================================================================
           SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  Metalink Ltd.
             (Exact Name of Registrant as Specified in its Charter)
                                   Israel N/A
      (State or Other Jurisdiction of (I.R.S. Employer Identification No.)
                         Incorporation or Organization)
                               Yakum Business Park
                               Yakum 60972, Israel
                                 972-9-960-5555
               (Address, Including Zip Code, and Telephone Number,
        including Area Code, of Registrant's Principal Executive Offices)

                             2003 SHARE OPTION PLAN
                  2003 INTERNATIONAL EMPLOYEE STOCK OPTION PLAN

                       (Registration of Additional Shares)
                              (Full Title of Plan)
                                   Ofer Lavie
                                c/o Metalink Inc.
                              150C Lake Forest Way
                            Folsom, California 95630
                                  916-355-1580
                     (Name and Address, Including Zip Code,
        and Telephone Number, Including Area Code, of Agent For Service)
                                   Copies to:
                               Bruce Dravis, Esq.
                                Downey Brand LLP
                          555 Capitol Mall, 10th Floor
                              Sacramento, CA 95814
                            Telephone: (916) 444-1000
                            Facsimile: (916) 444-2100
                                 _______________

                         CALCULATION OF REGISTRATION FEE
==============================================================================

Title of                                   Amount                 Proposed             Proposed           Amount of
Securities to                              to Be                  Maximum              Maximum            Registration
Be Registered                              Registered(1)          Offering             Aggregate          Fee
                                                                  Price Per            Offering
                                                                  Share(2)             Price(2)
------------------------------------------------------------------------------
                                           1,000,000             $5.40                 $5,400,000
Ordinary shares, par value NIS 0.10 per                                                                     $635.58
share

Ordinary shares, par value NIS 0.10 per    300,000
share                                                             $5.40                $1,620,000              $ 190.68

Total                                     1,300,000               $5.40                    $7,020,000         $ 826.26

=============================================================================

(1) The registrant hereby registers additional shares under registration statement 333-112755, originally filed February 12, 2004, the contents of which are hereby incorporated by reference. Includes 1,000,000 ordinary shares issuable pursuant to the exercise of options under the 2003 Share Option Plan; and 300,000 ordinary shares issuable pursuant to the exercise of options under the 2003 International Employee Stock Option Plan; plus such indeterminate number of ordinary shares as may be issued to prevent dilution resulting from stock dividends, stock splits or similar transactions in accordance with Rule 416 under the Securities Act of 1933.

     (2) Computed solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, based upon the average of the high and low prices of the ordinary shares of Metalink Ltd. as quoted on the Nasdaq National Market on January 6, 2004.


============================================================================

     The registrant hereby registers additional shares under registration statement 333-112755, originally filed February 12, 2004, the contents of which are hereby incorporated by reference.

                                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Yakum, state of Israel, on this 30th day of December, 2004.

                                     Metalink Ltd.


                                     By:  /s/Tzvi Shukhman______________
                                     Name:      Tzvi Shukhman
                                     Title:     Chief Executive Officer &
                                                Chairman of the Board


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
     Registration Statement has been signed by the following persons in the capacities and on the date indicated.



                                              Title                              Date
        Signature
                            Chief Executive Officer and Chairman of    January 3, 2005
/s/Tzvi                     the Board of Directors (principal
Shukhman                    executive officer).
Tzvi Shukhman

                            Chief Financial Officer (principal         January 3, 2005
/s/Tzvi                     financial and accounting officer).
Shukhman
Ofer Lavie
                                                                       December  30, 2004
/s/Tzvi                     Director
Shukhman
Uzi Rozenberg
                                                                       January 3, 2005
/s/Tzvi                     Director
Shukhman
Meir Bar - E1
                                                                       January 3, 2005
/s/Tzvi                     Director
Shukhman
Sarit Weiss - Firon
                                                                       January 3, 2005
                            Director
/s/Tzvi
Shukhman
Efi Shenhar
                                                                       January 3, 2005
/s/Tzvi                     Director
Shukhman
Joe Markee
                                                                       January 3, 2005
_______________             Director

Gideon Barak


Authorized Representative                                               January 4, 2005
in the United States

METALINK INC.

/s/JOHN CAMAGNA
--------------------------
John Camagna


                  EXHIBIT INDEX .


   Exhibit No.          Description

     4.10 2003 International Employee Stock Option Plan, as amended. (filed herewith)



      4.11     2003 Share Option Plan, as amended.  (filed herewith)



     5.1 Opinion of Goldfarb, Levy, Eran & Co. with respect to the legality of the securities being offered. (filed herewith)



     23.1 Consent of Brightman Almagor & Co., independent auditors. (filed herewith)



     23.3 Consent of Goldfarb, Levy, Eran & Co. (Included in the opinion filed as Exhibit 5). (filed herewith)